Exhibit 4.1

COMMON THIS CERTIFICATE IS TRANSFERABLE IN
Certificate Number WWW 00000000
ALLEGHANY CORPORATION INCORPORATED UNDER THE LAWS OF DELAWARE
FULLY PAID AND NON-ASSESSABLE SHARES OF THE PAR VALUE OF $1® EACH OF THE COMMON STOCK OF Alleghany Corporation transferable in person or by duly authorized attorney on the books of the Corporation, on surrender of this certificate properly endorsed. This Certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar
In Witness Whereof, the Corporation has caused this certificate to be signed by its duly authorized officers and its corporate seal to be affixed hereunto this
COUNTERSIGNED AN^ REGISTERED: ; ) COMPUTERSHARE INVESTOR SERVKiES, 1L#eu#. (CHICACSQ)/’ /VAV,
TRANSFER AGENT At0 REGISTRAR

INCORPORATED UNDER THE LAWS OF
DELAWARE
COMMON ST©CK
ALLEGHANY CORPORATION FULLY PAID AND NO N-ASSESSABLE SHARES OFTHE PAR VALUE OF $l°° EACH OF THE COMMON STOCK OF
COUNTERSIGNED AND REGISTERED: HARRIS TRUST COMPANY OF NEW YORK
TRANSFER AGEfT AND REGIS’ RAB EY